UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Silicon Graphics, Inc. (the “Company”) approved the Company’s Fiscal Year 2007 SGI Cash Bonus Plan (the “Plan”) in November 2006. A summary of the Plan was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 13, 2006. On August 28, 2007, the Committee approved the final performance scores pursuant to which bonuses for the Company’s executive officers (other than Robert Ewald, the Company’s Chief Executive Officer) are calculated under the Plan. Mr. Ewald’s employment agreement dated April 9, 2007 provides for a guaranteed bonus, to be paid at the same time as bonuses awarded to the Company’s other executives. In September 2007, the Company made the final bonus calculations based on the approved scores and bonuses were paid out on September 21, 2007. The table below shows the bonus amounts received by certain of the Company’s executive officers, including the Company’s named executive officers.

Officer Name	Bonus
Robert Ewald Chief Executive Officer	$138,462

Kathy Lanterman Senior Vice President and Chief Financial Officer	$166,305

David Parry Senior Vice President and Product General Manager	$360,652

Eng Lim Goh Senior Vice President and Chief Technology Officer	$178,967

Barry Weinert Vice President and General Counsel	$99,377

Terry Oberdank Former Vice President, Technology Solutions	$128,496

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date: October 2, 2007	By:	/s/ Barry Weinert
	Name:	Barry Weinert
	Title:	Vice President and General Counsel